UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2015

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1665 Scenic Avenue, Suite 250, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2015, TTM Technologies, Inc. (the “Company”) announced the transition of two of the Company’s named executive officers, Chung Tai Keung, Canice and Douglas Soder. Mr. Chung will transition to the position of Executive Vice President of Business Development, Asia Pacific from his current role as Executive Vice President and President, Asia Pacific Business Unit. Mr. Soder will transition to the position of President, Communications and Computing Business Unit from his current role as Executive Vice President and President, North America Business Unit. In addition, Brian Barber will be appointed as the Company’s Chief Operating Officer effective January 1, 2016. Mr. Barber, age 60, will transition to this position from his current role as Senior Vice President, Hi Technology Business Unit, a position he has held with the Company since May 31, 2015 and held with Viasystems Group, Inc. (“Viasystems”) from January 1, 2015 until Viasystems was acquired by the Company on May 31, 2015. From December 2007 until December 31, 2014, Mr. Barber was Senior Vice President Operations Printed Circuit Board & Supply Chain Management for Viasystems.

The company filed a press release with respect to these changes which is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: December 11, 2015	By:	/s/ Todd B. Schull
Todd B. Schull
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 11, 2015.